Name of Registrant:
Templeton Income Trust

File No. 811-04706

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Templeton Income Trust (the "Trust"), on behalf of Global Bond Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

3.	To approve an amended fundamental investment restriction regarding investments in commodities.
4.	To approve a shareholder proposal to request that the Board for such Fund institute procedures to prevent the Fund from holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	1,927,761,180	98.28%	59.16%	33,730,390	1.72%	1.04%
Ann Torre Bates	1,927,861,469	98.29%	59.16%	33,630,101	1.71%	1.03%
Mary C. Choksi	1,927,855,683	98.29%	59.16%	33,635,887	1.71%	1.03%
Edith E. Holiday	1,927,879,296	98.29%	59.16%	33,612,274	1.71%	1.03%
Gregory E. Johnson	1,927,891,395	98.29%	59.16%	33,600,175	1.71%	1.03%
Rupert H. Johnson, Jr.	1,927,628,583	98.27%	59.16%	33,862,987	1.73%	1.04%
J. Michael Luttig	1,927,725,788	98.28%	59.16%	33,765,781	1.72%	1.04%
David W. Niemiec	1,927,847,437	98.28%	59.16%	33,644,133	1.72%	1.03%
Larry D. Thompson	1,927,777,757	98.28%	59.16%	33,713,813	1.71%	1.03%
Constantine D. Tsretopoulos	1,927,874,299	98.29%	59.16%	33,617,271	1.72%1.04%
Robert E. Wade	1,927,758,615	98.28%	59.16%	33,732,955	1.72%	1.04%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
Non-Vote Passed (Y or N)

1,341,366,736	68.39%	41.16%	77,345,055	3.94%	30,676,692
	1.56%	512,107,630	26.11%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
1,367,813,597	69.73%	41.98%	40,626,789	2.07%	40,943,553
	2.09%	512,107,630	26.11%	Y

Proposal 4. To approve an amended fundamental restriction regarding lending.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
 Non-Vote	Passed (Y or N)
217,144,982	11.07%	6.66%	1,174,406,241	59.87%	57,824,524
	2.95%	512,107,630	26.11%	N

II. The Board of Trustees of Templeton Income Trust (the "Trust"), on behalf of International Bond Fund (the "Fund"), a series of the
 Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund"s
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	33,463,323	99.44%	85.00%	189,681	0.56%	0.48%
Ann Torre Bates	33,464,404	99.44%	85.00%	188,600	0.56%	0.48%
Mary C. Choksi	33,463,692	99.44%	85.00%	189,313	0.56%	0.48%
Edith E. Holiday	33,462,610	99.43%	85.00%	190,394	0.57%	0.48%
Gregory E. Johnson	33,464,404	99.44%	85.00%	188,600	0.56%	0.48%
Rupert H. Johnson, Jr.	33,464,404	99.44%	85.00%	188,600	0.56%	0.48%
J. Michael Luttig	33,463,692	99.44%	85.00%	189,313	0.56%	0.48%
David W. Niemiec	33,463,692	99.44%	85.00%	189,313	0.56%	0.48%
Larry D. Thompson	33,464,404	99.44%	85.00%	188,600	0.56%	0.48%
Constantine D. Tsretopoulos	33,463,233	99.44%	85.00%	189,771	0.56%	0.48%
Robert E. Wade	33,463,946	99.44%	85.00%	189,058	0.56%	0.48%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% .
Broker Non-Vote	Passed (Y or N)
28,265,570	83.99%	71.80%	255,850	0.76%	163,231	0.49%
4,968,350	14.76%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
28,339,463	84.21%	71.98%	143,424	0.43%	201,768	0.60%
4,968,350	14.76%	Y

III. The Board of Trustees of Templeton Income Trust (the "Trust"), on behalf of Global Total Return Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund
(the "Meeting"), and was held at the offices of Franklin
Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
 Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the

Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

3.	To approve an amended fundamental investment restriction regarding investments  in commodities.


The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	281,890,625	98.09%	62.10%	5,476,784	1.91%	1.21%
Ann Torre Bates	281,998,846	98.13%	62.13%	5,368,564	1.87%	1.18%
Mary C. Choksi	282,000,482	98.13%	62.13%	5,366,928	1.87%	1.18%
Edith E. Holiday	281,902,005	98.10%	62.10%	5,465,404	1.90%	1.20%
Gregory E. Johnson	281,991,911	98.13%	62.12%	5,375,499	1.87%	1.18%
Rupert H. Johnson, Jr.	281,988,106	98.13%	62.12%	5,379,304	1.87%	1.19%
J. Michael Luttig	281,752,854	98.05%	62.07%	5,614,555	1.95%	1.24%
David W. Niemiec	281,908,749	98.10%	62.11%	5,458,660	1.90%	1.20%
Larry D. Thompson	282,001,007	98.13%	62.13%	5,366,402	1.87%	1.18%
Constantine D. Tsretopoulos	281,906,095	98.10%	62.11%	5,461,314	1.90%	1.20%
Robert E. Wade	282,045,943	98.15%	62.14%	5,321,467	1.85%	1.17%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
209,839,887	73.02%	46.23%	5,332,221	1.86%	3,737,323
	1.30%	68,457,979	23.82%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote
	% Broker Non-Vote	Passed (Y or N)
210,159,464	73.13%	46.30%	4,172,670	1.45%	4,577,296
	1.59%	68,457,979	23.82%	Y

IV. The Board of Trustees of Templeton Income Trust (the "Trust"), on behalf of Emerging Markets Bond Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund
(the "Meeting"), and was held at the offices of Franklin Templeton
 Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on
December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%
Ann Torre Bates	1,885,000	99.47%	94.32%	10,049	0.53%	0.50%
Mary C. Choksi	1,885,000	99.47%	94.32%	10,049	0.53%	0.50%
Edith E. Holiday	1,885,000	99.47%	94.32%	10,049	0.53%	0.50%
Gregory E. Johnson	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%
Rupert H. Johnson, Jr.	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%
J. Michael Luttig	1,885,000	99.47%	94.32%	10,049	0.53%	0.50%
David W. Niemiec	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%
Larry D. Thompson	1,885,000	99.47%	94.32%	10,049	0.53%	0.50%
Constantine D. Tsretopoulos	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%
Robert E. Wade	1,885,214	99.48%	94.34%	9,834	0.52%	0.49%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
1,174,531	61.98%	58.77%	11,596	0.61%	2,056	0.11%
706,863	37.30%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
1,178,645	62.20%	58.98%	7,484	0.39%	2,056	0.11%	706,863	37.30%	Y